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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (American Oncology Resources, Inc. 1993 Key Employee Stock Option Plan) of US Oncology, Inc. of our report dated March 2, 1999, except for paragraph 2 of Note 1 which is as of June 15, 1999, appearing on page 3 of US Oncology, Inc.'s Report for the year ended December 31, 1998 as filed on Form 8-K/A filed August 16, 1999.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Houston, Texas
August 23, 1999